Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On May 15, 2025, DICK’S Sporting Goods, Inc., a Delaware corporation (the “Company” or “DICK’S Sporting Goods”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, RJS Sub LLC, a New York limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Foot Locker, Inc., a New York corporation (“Foot Locker”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, and at the closing of the transaction contemplated by the Merger Agreement, Merger Sub shall be merged with and into Foot Locker, with Foot Locker surviving as a wholly owned subsidiary of the Company (the “Merger”).

The accompanying unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, of the Securities Act of 1933, as amended (the “Securities Act”). The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the transaction had occurred on August 2, 2025, and the Unaudited Pro Forma Condensed Combined Statement of Operations for the twenty-six weeks ended August 2, 2025, and the year ended February 1, 2025, are presented to give effect to the Merger as if it occurred on February 3, 2024.

The unaudited pro forma condensed combined financial information gives effect to the accounting for the Merger (the “Transaction Accounting Adjustments”). All terms defined in this section are used solely for the purposes of this section and do not apply to any other section.

In the accompanying unaudited pro forma condensed combined financial information, the historical consolidated financial statements of DICK’S Sporting Goods and Foot Locker have been adjusted to depict the accounting for the Merger in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. All adjustments are preliminary and subject to change.

Under the terms of the Merger Agreement, each share of common stock, $0.01 par value per share, of Foot Locker (“Foot Locker Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than cancelled shares and converted shares) will be automatically converted into the right to receive, without interest, at the election of the holder of such share of Foot Locker Common Stock: (a) $24.00 per share in cash (the “Cash Merger Consideration”) or (b) 0.1168 (the “Exchange Ratio”) shares of common stock (the “Stock Merger Consideration”) of the Company (“Company Common Stock”).  The election is not subject to a minimum or maximum amount of cash consideration or stock consideration.  The election deadline for Foot Locker shareholders of record to elect the form of consideration that they wish to receive in connection with the Merger was 5:00 p.m., Eastern Time on August 29, 2025 (the “Election Deadline”). Final elections as of the Election Deadline are reflected in the accompanying unaudited pro forma financial information.

The Merger Agreement provides that:

•
each outstanding Foot Locker time-based restricted stock unit held by an employee and each outstanding performance stock unit will be converted based on the Stock Merger Consideration into a DICK’S Sporting Goods time-based restricted stock unit (with any applicable performance goals being deemed achieved at levels determined under the applicable award agreement or plan if not addressed in the award agreement), which will otherwise continue to be subject to the same terms and conditions applicable to such award;

•
each outstanding Foot Locker restricted stock unit (including any deferred units) held by a non-employee director will become fully vested (to the extent unvested) and converted into cash based on the Cash Merger Consideration; and

•
each outstanding in-the-money option, whether or not vested, will be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the total number of shares of Foot Locker Common Stock subject to such option multiplied by (b) the excess, if any, of the Cash Merger Consideration over the exercise price of such option (with any out-of-the-money options cancelled for no consideration).

In connection with the Merger Agreement, DICK’S Sporting Goods entered into a commitment letter, dated as of May 15, 2025, among DICK’S Sporting Goods and Goldman Sachs Bank USA (“GS Bank”), supplemented by the joinder on May 30, 2025 of certain other financial institutions, pursuant to which GS Bank and such other financial institutions agreed to provide a senior unsecured 364-day bridge term loan credit facility in an aggregate principal amount of up to $2.4 billion (the “Bridge Facility”) for the purpose of financing all or a portion of the Merger and related costs and expenses. The availability of the Bridge Facility commitments is conditioned on the consummation of the Merger in accordance with the Merger Agreement and certain other customary closing conditions.

In June 2025, the aggregate Bridge Facility commitments were reduced to $1.75 billion, following the receipt of requisite consents to effect certain proposed amendments that govern the Foot Locker Notes in connection with Company’s $400.0 million Exchange Offer for any and all of the outstanding Foot Locker Notes, as well as the Company’s entry into a new revolving credit facility during the current quarter.

The Merger will be accounted for as a business combination using the acquisition method with DICK’S Sporting Goods assumed to be the accounting acquirer in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under this method of accounting, the consideration transferred will be allocated to Foot Locker’s assets acquired and liabilities assumed mostly based upon their estimated fair values at the closing date. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. The process of valuing the net assets of Foot Locker at the closing date, the allocation of the consideration transferred, as well as evaluating accounting policies for conformity, is preliminary and represents DICK’S Sporting Goods current best estimate and is subject to revision.

The unaudited pro forma condensed combined financial information and related notes are provided for illustrative purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Merger been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. It is likely that the actual adjustments upon the completion of the Merger will differ from the pro forma adjustments, and it is possible the differences may be material.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which includes adjustments for the following:

•	certain reclassifications to conform Foot Locker’s historical financial statement presentation to DICK’S Sporting Goods’ historical financial statement presentation;

•	adjustments to reflect purchase accounting under ASC 805; and

•	non-recurring transaction costs in connection with the Merger.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of August 2, 2025
(in thousands)

	DICK’S Sporting Goods, Inc. (Historical)	Foot Locker, Inc. (Historical, adjusted)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,231,022	$299,000	$(227,895)	3A1	$1,178,844
			(62,319)	3D
			(2,000)	3E
			(6,664)	3H
			(52,300)	3I
Accounts receivable, net	223,879	153,000	-		376,879
Income taxes receivable	29,792	-	-		29,792
Inventories, net	3,403,914	1,709,000	-		5,112,914
Prepaid expenses and other current assets	165,440	211,000	-		376,440
Total current assets	5,054,047	2,372,000	(351,178)		7,074,869
Property and equipment, net	2,431,782	899,000	80,000	3B	3,410,782
Operating lease assets	2,424,625	2,052,000	(126,000)	3K	4,350,625
Intangible assets, net	58,598	227,000	423,000	3C	708,598
Goodwill	245,857	655,000	(420,666)	3M	480,191
Deferred income taxes	3,387	41,000	-		44,387
Other assets	472,475	261,000	(105,255)	3A2	624,284
			(3,936)	3E
TOTAL ASSETS	$10,690,771	$6,507,000	$(504,035)		$16,693,736
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,401,800	$542,000	$-		$1,943,800
Accrued expenses	666,451	357,000	29,495	3G	1,052,946
Operating lease liabilities	504,975	482,000	-		986,975
Income taxes payable	34,391	-	-		34,391
Deferred revenue and other liabilities	371,900	108,000	-		479,900
Total current liabilities	2,979,517	1,489,000	29,495		4,498,012
LONG-TERM LIABILITIES
Revolving credit borrowings	-	-	-		-
Long-term debt and obligations under finance leases	1,484,707	440,000	1,473	3E	1,903,808
			(22,372)	3J
Long-term operating lease liabilities	2,619,090	1,843,000	-		4,462,090
Deferred income tax	40,535	-	87,273	3L	127,808
Other long-term liabilities	211,836	157,000	-		368,836
Total long-term liabilities	4,356,168	2,440,000	66,374		6,862,542
COMMITMENTS AND CONTINGENCIES	-	-	-		-

Unaudited Pro Forma Condensed Combined Balance Sheet
As of August 2, 2025
(in thousands)

	DICK’S Sporting Goods, Inc. (Historical)	Foot Locker, Inc. (Historical, adjusted)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
STOCKHOLDERS’ EQUITY
Common stock	556	817,000	100	3A1	656
			(817,000)	3F
Class B common stock	236	-	-		236
Additional paid-in capital	1,502,184	-	2,105,363	3A1, 3G	3,607,547
Retained earnings	6,843,448	2,093,000	876	3A2	6,716,081
			(62,319)	3D
			(2,093,000)	3F
			(65,924)	3G
Accumulated other comprehensive loss	(426)	(327,000)	327,000	3F	(426)
Treasury stock, at cost	(4,990,912)	(5,000)	5,000	3F	(4,990,912)
Total stockholders’ equity	3,355,086	2,578,000	(599,904)		5,333,182
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,690,771	$6,507,000	$(504,035)		$16,693,736

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the twenty-six weeks ended August 2, 2025
(USD in thousands, except per share amounts)

	DICK’S Sporting Goods, Inc. (Historical)	Foot Locker, Inc. (Historical, adjusted)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net Sales	$6,821,293	$3,651,000	-		$10,472,293
Cost of goods sold, including occupancy and distribution costs	4,304,935	2,693,000	1,474	4A	6,979,660
			(19,749)	4J
GROSS PROFIT	2,516,358	958,000	18,275		3,492,633
Selling, general and administrative expenses	1,664,265	1,255,000	337	4A	2,919,791
			189	4D
Merger and integration costs	8,028	-	-		8,028
Pre-opening expenses	25,763	-	-		25,763
INCOME FROM OPERATIONS	818,302	(297,000)	17,749		539,051
Interest expense	28,256	11,000	240	4G	41,295
			1,799	4H
Other expense (income)	(67,493)	(8,000)	-		(75,493)
INCOME BEFORE INCOME TAXES	857,539	(300,000)	15,710		573,249
Provision for income taxes	211,849	101,000	4,085	4I	316,934
NET INCOME	$645,690	$(401,000)	$11,625		$256,315
EARNINGS PER COMMON SHARE:
Basic	$8.15	$(4.20)			$2.89
Diluted	$7.95	$(4.20)			$2.82
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	79,244	95,404			88,826
Diluted	81,259	95,404			91,017

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended February 1, 2025
(USD in thousands, except per share amounts)

	DICK’S Sporting Goods, Inc. (Historical)	Foot Locker, Inc. (Historical, adjusted)	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net Sales	$13,442,849	$7,988,000	-		$21,430,849
Cost of goods sold, including occupancy and distribution costs	8,617,153	5,785,000	8,737	4A	14,371,392
			(39,498)	4J
GROSS PROFIT	4,825,696	2,203,000	30,761		7,059,457
Selling, general and administrative expenses	3,294,272	2,100,000	2,296	4A	5,468,119
			(5,000)	4B
			3,963	4D
			65,924	4E
			6,664	4F
Merger and integration costs	-	-	58,964	4C	58,964
Pre-opening expenses	57,492	-	-		57,492
INCOME FROM OPERATIONS	1,473,932	103,000	(102,050)		1,474,882
Interest expense	52,987	24,000	3,355	4C	84,400
			480	4G
			3,578	4H
Other expense (income)	(98,088)	28,000	(876)	4K	(70,964)
INCOME BEFORE INCOME TAXES	1,519,033	51,000	(108,587)		1,461,446
Provision for income taxes	353,725	33,000	(8,755)	4I	377,970
NET INCOME	$1,165,308	$18,000	$(99,832)		$1,083,476
EARNINGS PER COMMON SHARE:
Basic	$14.48	$0.19			$12.03
Diluted	$14.05	$0.19			$11.69
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	80,468	95,000			90,050
Diluted	82,929	95,500			92,652

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Notes to Unaudited Pro Forma Condensed Combined Financial Information

Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, of the Securities Act. The historical information of DICK’S Sporting Goods and Foot Locker is presented in accordance with U.S. GAAP.

The unaudited pro forma condensed combined financial information is prepared using the acquisition method of accounting in accordance with the business combination accounting guidance under ASC 805, with DICK'S Sporting Goods as the accounting acquirer for the Merger. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at the Merger date fair value. Transaction costs associated with a business combination are expensed as incurred. The excess of consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Accordingly, the Merger Consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined financial information is presented as follows:

•
The unaudited pro forma condensed combined balance sheet as of August 2, 2025, was prepared based on (i) the historical unaudited condensed consolidated balance sheet of DICK'S Sporting Goods as of August 2, 2025, and (ii) the historical unaudited condensed consolidated balance sheet of Foot Locker as of August 2, 2025.

•
The unaudited pro forma condensed combined statement of operations for the twenty-six weeks ended August 2, 2025, was prepared based on (i) the historical unaudited condensed consolidated statement of operations of DICK'S Sporting Goods for the twenty-six weeks ended August 2, 2025, and (ii) the historical unaudited condensed consolidated statement of operations of Foot Locker for the twenty-six weeks ended August 2, 2025.

•
The unaudited pro forma condensed combined statement of operations for the year ended February 1, 2025, was prepared based on (i) the historical audited consolidated statement of operations of DICK'S Sporting Goods for the year ended February 1, 2025, and (ii) the historical audited consolidated statement of operations of Foot Locker for the year ended February 1, 2025.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies, or cost savings that may result from the integration costs that may be incurred. The pro forma adjustments represent DICK’S Sporting Goods best estimates and are based upon currently available information and certain assumptions that DICK’S Sporting Goods believes are reasonable under the circumstances.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and may not be indicative of the operating results that would have occurred if the Merger had been completed as of the dates set forth above, nor is it indicative of the future results of DICK’s Sporting Goods following the Merger. In determining the preliminary estimate of fair values of assets acquired and liabilities assumed of Foot Locker, DICK’S Sporting Goods used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The pro forma purchase price allocation relating to the Merger is preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the valuations will not result in material changes to this purchase price allocation. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total acquisition consideration allocated to goodwill and other assets and liabilities and may impact the Unaudited Pro Forma Condensed Combined Statements of Operations due to adjustments in the depreciation and amortization expense of the adjusted assets.

Note 2. Accounting Policies and Reclassifications

During the preparation of this unaudited pro forma condensed combined financial information, management performed a preliminary review of Foot Locker’s financial information to identify differences in accounting policies compared to those of DICK’S Sporting Goods and differences in financial statement presentation compared to the presentation of DICK’S Sporting Goods. At the time of preparing the unaudited pro forma condensed combined financial information, other than the adjustments described herein, DICK’S Sporting Goods is not aware of any other material differences. However, DICK’S Sporting Goods will continue to perform its detailed review of Foot Locker’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of DICK’S Sporting Goods and Foot Locker that when conformed could have a material impact on the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of August 2, 2025
(in thousands)

DICK’S Sporting Goods, Inc.	Foot Locker, Inc.	Foot Locker, Inc.	Reclassification Adjustments	Notes	Foot Locker, Inc.
Assets
Current assets
Cash and cash equivalents	Cash and cash equivalents	$299,000			$299,000
Accounts receivable, net		-	153,000	(2f)	153,000
Income taxes receivable		-			-
Inventories, net	Merchandise inventories	1,709,000			1,709,000
Prepaid expenses and other current assets	Other current assets	364,000	(153,000)	(2f)	211,000
Total Current assets		2,372,000	-		2,372,000
Property and equipment, net	Property and equipment, net	899,000			899,000
Operating lease assets	Operating lease right-of-use assets	2,052,000			2,052,000
Intangible assets, net	Other intangible assets, net	227,000			227,000
Goodwill	Goodwill	655,000			655,000
Deferred income taxes	Deferred taxes	41,000			41,000
Other assets	Other assets	146,000	115,000	(2b)	261,000
	Minority investments	115,000	(115,000)	(2b)	-
Total Assets		$6,507,000	-		$6,507,000
Liabilities and Stockholders’ equity
Current liabilities
Accounts payable	Accounts payable	$542,000			$542,000
Accrued expenses	Accrued and other liabilities	461,000	(51,000)	(2a)	357,000
			(25,000)	(2d)
			(28,000)	(2e)
Operating lease liabilities	Current portion of lease obligations	482,000			482,000
	Current portion of debt and obligations under finance leases	4,000	(4,000)	(2c)	-
Income taxes payable		-			-
Deferred revenue and other liabilities			51,000	(2a)	108,000
			4,000	(2c)
			25,000	(2d)
			28,000	(2e)
Total Current liabilities		1,489,000	-		1,489,000
Revolving credit borrowings		-			-
Long-term operating lease liabilities	Long-term lease obligations	1,843,000			1,843,000
	Long-term debt and obligations under finance leases	440,000			440,000
Other long-term liabilities	Other liabilities	157,000			157,000
Total Long-term liabilities		2,440,000	-		2,440,000
Commitments and contingencies
Stockholders' Equity
Common stock	Common stock	817,000			817,000
Class B common stock					-
Additional paid-in capital		-	-		-
Retained earnings	Retained earnings	2,093,000	-		2,093,000
Accumulated other comprehensive loss	Accumulated other comprehensive loss	(327,000)			(327,000)
Treasury stock, at cost	Treasury stock at cost	(5,000)			(5,000)
Total stockholders’ equity		2,578,000	-		2,578,000
Total liabilities and stockholders’ equity		$6,507,000	-		$6,507,000

(2a) Reclassification of Customer Loyalty Program from “Accrued and Other Liabilities” to “Deferred revenue and other liabilities”.

(2b) Reclassification of “Minority Investments” to “Other assets”.

(2c) Reclassification of “Current portion of debt and obligations under finance leases” to “Deferred revenue and other liabilities”.

(2d) Reclassification of Gift Card Liability from “Accrued and Other Liabilities” to “Deferred revenue and other liabilities”.

(2e) Reclassification of Customer Deposit from “Accrued and Other Liabilities” to “Deferred revenue and other liabilities”.

(2f) Reclassification of Net Receivables from “Other current assets” to “Accounts receivable, net”.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the twenty-six weeks ended August 2, 2025
(in thousands)

DICK’S Sporting Goods, Inc.	Foot Locker, Inc.	Foot Locker, Inc.	Reclassification Adjustments	Notes	Foot Locker, Inc.
Net Sales	Sales	$3,639,000	$12,000	(2g)	$3,651,000
	Other revenue	12,000	(12,000)	(2g)	-
Cost of goods sold, including occupancy and distribution costs	Cost of sales	2,629,000	83,000	(2h)	2,693,000
			(19,000)	(2k)
GROSS PROFIT		1,022,000	(64,000)		958,000
Selling, general and administrative expenses	Selling, general and administrative expenses	926,000	19,000	(2h)	1,255,000
			291,000	(2i)
			19,000	(2k)
	Depreciation and amortization	102,000	(102,000)	(2h)	-
	Impairment and other	291,000	(291,000)	(2i)	-
Pre-opening expenses			-		-
INCOME FROM OPERATIONS		(297,000)	-		(297,000)
Interest expense	Interest expense, net	5,000	6,000	(2j)	11,000
Other expense (income)	Other expense (income), net	(2,000)	(6,000)	(2j)	(8,000)
INCOME BEFORE INCOME TAXES		(300,000)	-		(300,000)
Provision for income taxes	Income tax expense (benefit)	101,000			101,000
NET INCOME		$(401,000)	-		$(401,000)

(2g) Reclassification from “Other revenue” to “Net Sales”.

(2h) Reclassification of Depreciation expense from “Depreciation and amortization” to “Selling, general and administrative expenses” and “Cost of goods sold, including occupancy and distribution costs” for Non-Store Assets and Store Assets, respectively.

(2i) Reclassification from “Impairment and other” to “Selling, general and administrative expenses”.

(2j) Reclassification of Interest income from “Interest expense, net” to “Other expense (income)”.

(2k) Reclassification of buyers’ compensation from “Cost of goods sold, including occupancy and distribution costs” to “Selling, general and administrative expenses”.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended February 1, 2025
(in thousands)

DICK’S Sporting Goods, Inc.	Foot Locker, Inc.	Foot Locker, Inc.	Reclassification Adjustments	Notes	Foot Locker, Inc.
Net Sales	Sales	$7,971,000	$17,000	(2l)	$7,988,000
	Licensing revenue	17,000	(17,000)	(2l)	-
Cost of goods sold, including occupancy and distribution costs	Cost of sales	5,666,000	156,000	(2m)	5,785,000
			(37,000)	(2q)
GROSS PROFIT		2,322,000	(119,000)		2,203,000
Selling, general and administrative expenses	Selling, general and administrative expenses	1,920,000	41,000	(2m)	2,100,000
			5,000	(2n)
			97,000	(2o)
			37,000	(2q)
	Depreciation and amortization	202,000	(197,000)	(2m)	-
			(5,000)	(2n)
	Impairment and other	97,000	(97,000)	(2o)	-
Pre-opening expenses			-		-
INCOME FROM OPERATIONS		103,000	-		103,000
Interest expense	Interest expense, net	8,000	16,000	(2p)	24,000
Other expense (income)	Other expense (income), net	44,000	(16,000)	(2p)	28,000
INCOME BEFORE INCOME TAXES		51,000	-		51,000
Provision for income taxes	Income tax expense (benefit)	33,000			33,000
NET INCOME		$18,000	-		$18,000

(2l) Reclassification from “Licensing revenue” to “Net Sales”.

(2m) Reclassification of Depreciation expense from “Depreciation and amortization” to “Selling, general and administrative expenses” and “Cost of goods sold, including occupancy and distribution costs" for Non-Store Assets and Store Assets, respectively.

(2n) Reclassification of Amortization expense from “Depreciation and amortization" to “Selling, general and administrative expenses”.

(2o) Reclassification from “Impairment and other” to “Selling, general and administrative expenses”.

(2p) Reclassification of Interest income from “Interest expense, net” to “Other expense (income)”.

(2q) Reclassification of buyers’ compensation from “Cost of goods sold, including occupancy and distribution costs" to “Selling, general and administrative expenses”.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments

The adjustments included in the Unaudited Pro Forma Condensed Combined Balance Sheet as of August 2, 2025, are detailed below:

(3A1) The accounting for the Merger is based on currently available information and is considered preliminary. The final accounting for the Merger may differ materially from that presented in these unaudited pro forma condensed combined financial information. For the preparation of pro forma financial information, the Cash Merger Consideration and Stock Merger Consideration is reflective of the final Foot Locker share elections as of the Election Deadline.

Refer to the following table for the preliminary estimated fair value of consideration transferred:

(in thousands)	As of August 2, 2025
Cash Consideration (Note A)	$222,447
Stock Consideration (Note B)	2,039,045
Add: Settlement of equity awards (1)	5,448
Add: Pre-combination value of replaced equity awards (2)	29,989
Add: Fair value of existing equity interest held by DICK’S Sporting Goods (3)	106,131
Fair value of consideration transferred	$2,403,060

(1) Represents the estimated fair value of outstanding Foot Locker DSU Awards, Foot Locker RSU Awards, and in-the-money options that are expected to be settled in cash at close.

(2) Represents the estimated fair value of outstanding Foot Locker RSU Awards (other than non-employee director Foot Locker RSU Awards) and Foot Locker PSU Awards granted to employees attributable to pre-combination services as well as Foot Locker executives whose awards will be converted to Company Common Stock as part of their severance package.

(3) Represents the estimated fair value of the 4.3 million shares of Foot Locker Common Stock held by DICK’S Sporting Goods based on the Stock Merger Consideration.

Note A: Cash Consideration

(in thousands, except per share data; figures below may not foot due to rounding of shares)	As of August 2, 2025
Foot Locker's shares outstanding as of August 29, 2025, whereby the Cash Merger Consideration was elected (excluding shares owned by DICK’S Sporting Goods)	9,269
Price per share as per Merger Agreement	$24.00
Cash Consideration	$222,447

Note B: Stock Consideration

(in thousands, except per share data; figures below may not foot due to rounding of shares)	As of August 2, 2025
Foot Locker's shares outstanding as of August 29, 2025, where the Stock Merger Consideration was elected (excluding shares owned by DICK’S Sporting Goods)	82,037
Exchange Ratio as per Merger Agreement	0.1168
Total estimated outstanding shares	9,582
DICK’S Sporting Goods stock price as on August 29, 2025	212.80
Stock Consideration	$2,039,045

 (3A2) In connection with DICK’S Sporting Goods purchase of 4.3 million shares of Foot Locker Common Stock, this adjustment reflects the elimination of DICK’S Sporting Goods’ investment. The associated increase in retained earnings is related to the gain recorded in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year end February 1, 2025. Refer to 4K for more information.

(In thousands)	As of August 2, 2025
Common stock	100
Additional paid-in-capital	2,068,934
Cash	227,895
Other assets	105,255
Retained earnings	876

The actual value of DICK’S Sporting Goods common stock to be issued will depend on the per share price of DICK’S Sporting Goods common stock at the closing date of the Merger, and therefore, the actual stock consideration will fluctuate with the market price of DICK’S Sporting Goods common stock until the Merger is completed. The following table shows the effect of changes in DICK’S Sporting Goods stock price and the resulting impact on the estimated stock consideration:

(In thousands, except per share data)
Share Price Sensitivity	DICK’S Sporting Goods Stock Price	Consideration Transferred
As presented	$212.80	2,403,060
10% increase	$234.08	2,606,965
10% decrease	$191.52	2,199,156

Preliminary Purchase Price Allocation

The determination of the fair value of the identifiable assets of Foot Locker and the allocation of the estimated Merger consideration to these identifiable assets and liabilities is preliminary and is pending finalization of various estimates, inputs and analyses. The final purchase price allocation will be determined when DICK’S Sporting Goods has completed the detailed valuations and necessary calculations. The final Merger consideration allocation may be materially different than that reflected in the preliminary estimated Merger consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the allocation of total Merger consideration to goodwill and other assets and liabilities and may impact the combined company statement of operations due to adjustments in the depreciation and amortization of the adjusted assets.

(In thousands)	Fair value
Cash and cash equivalents	$299,000
Accounts receivable, net	153,000
Inventories, net	1,709,000
Prepaid expenses and other current assets	211,000
Property and equipment, net	979,000
Operating lease assets	1,926,000
Intangible assets, net	650,000
Other assets	257,064
Total assets	$6,184,064
Accounts payable	542,000
Accrued expenses	415,964
Current portion of lease obligations	482,000
Deferred revenue and other liabilities	108,000
Long-term debt and obligations under finance leases	421,101
Long-term operating lease liabilities	1,843,000
Deferred income taxes	46,273
Other long-term liabilities	157,000
Net assets acquired	2,168,726
Goodwill	234,334
Fair value of consideration transferred	$2,403,060

Goodwill represents the excess of the preliminary estimated Merger consideration over the estimated fair value of the underlying net assets acquired. Goodwill will not be amortized but instead will be reviewed for impairment annually, or more frequently if facts and circumstances warrant a review. Goodwill is attributable to the assembled workforce of Foot Locker, planned growth in new markets, and synergies expected to be achieved from the combined operations of DICK’S Sporting Goods and Foot Locker. Goodwill recognized in the Merger is not expected to be deductible for tax purposes.

(3B)	Reflects the preliminary estimated fair value adjustment to property and equipment acquired in the Merger. The fair value of property and equipment is subject to change.

Fair value of Property and Equipment, net:

(In thousands)	Carrying Value as on August 2, 2025	Step-up / (down) value	Fair value
Land	$3,000	$12,000	$15,000
Buildings	9,000	45,000	54,000
Furniture, fixtures, equipment	403,000	(11,000)	392,000
Software development costs	59,000	-	59,000
Assets under finance leases	43,000	-	43,000
Alterations to leased and owned buildings	382,000	34,000	416,000
Total property, plant and equipment acquired and pro forma adjustment	$899,000	$80,000	$979,000

(3C)
Reflects the preliminary estimated asset fair value adjustment to the identifiable intangible assets acquired, primarily consisting of tradenames and trademarks. The fair value of intangible assets is subject to change as DICK’S Sporting Goods finalizes various estimates, inputs and analyses.

Fair Value of Intangible Assets:

(In thousands)	Carrying Value as on August 2, 2025	Step-(down) / up value	Fair value
Lease acquisition costs	$1,000	$(1,000)	$-
Trademarks & tradenames	226,000	424,000	650,000
Total identifiable intangible assets and pro forma adjustment	$227,000	$423,000	$650,000

(3D)
Reflects one-time non-recurring transaction-related costs of approximately $62.3 million incurred prior to, or concurrent with, the closing of the Merger including bank fees, legal fees, consulting fees, structuring & upfront fees paid for bridge loan commitments, exchange fee related to senior note exchange, costs related to Directors & Officers insurance and other transaction costs estimated to be incurred by DICK’S Sporting Goods.

(3E)
Reflects a $2.0 million decrease to cash against the decrease in Long-term debt and obligations under finance leases related to the payment made to noteholders for the bond fee associated with the exchange of the Foot Locker Notes; a $1.5 million increase to Long-term debt and obligations under finance leases  against the increase in goodwill related to the reversal of outstanding deferred financing cost balance of the Foot Locker Notes; and a $3.9 million decrease to Other assets against the increase in Goodwill related to the reversal of outstanding deferred financing cost balance of Foot Locker’s revolving credit facility.

(3F)	Reflects the elimination of Foot Locker’s historical equity.

(3G)
Reflects an accrual for the expected cash payment of $29.5 million for severance benefits expected to be paid within 6 to 12 months of transaction close and the fair value of $36.4 million for the acceleration of replaced awards by executives.

(3H)	Reflects increase in the liabilities assumed of $6.7 million related to retention bonus for certain Foot Locker employees and associated payment at close of the Merger.

(3I)	Reflects increase in the liabilities assumed of $52.3 million related to estimated seller’s transaction costs and associated payment at close of the Merger.

(3J)	Reflects the fair value adjustment of $22.4 million related to the Foot Locker Notes assumed and not extinguished as of the closing of the Merger.

(3K)
Reflects a preliminary purchase accounting adjustment of $126.0 million to record unfavorable contractual lease balance when compared to market terms. The fair value of leases is subject to change as DICK’S Sporting Goods finalizes various estimates, inputs and analyses.

(3L)
Represents a $87.3 million adjustment to deferred tax liabilities primarily as a result of the pro forma adjustments for assets acquired and liabilities assumed - specifically, relative to fair market value adjustments to assets and an adjustment to the acquired deferred tax liability for Goodwill which resets as a result of the Merger. These estimates are preliminary as adjustments to our deferred taxes could change due to further refinement of our statutory income tax rates used to measure our deferred taxes, changes in judgment regarding realizability of assets, and changes in the estimates of the fair values of assets acquired and liabilities assumed that may occur in conjunction with the closing of the Merger. These changes in estimates could be material.

(3M)	Represents the adjustment to goodwill based on the purchase price allocation, as described above.

(In thousands)	Amounts
Goodwill resulting from the Merger	$234,334
Less: Elimination of Foot Locker’s historical Goodwill	(655,000)
Pro forma adjustment	$(420,666)

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the twenty-six weeks ended August 2, 2025, and for the year ended February 1, 2025, and are as follows:

Transaction Accounting Adjustments

(4A)
Reflects adjustment to depreciation expense, on a straight-line basis based on the preliminary fair value of Property and equipment, net and the related useful life. Depreciation expense is split between “Cost of goods sold, including occupancy and distribution costs” and “Selling, general and administrative expenses”.

(In thousands)	Useful Life	Fair Value	Incremental depreciation expense for the twenty-six weeks ended August 2, 2025	Incremental depreciation expense for the year ended February 1, 2025
Land	n/a	$15,000	$-	n/a
Buildings	20	54,000	657	1,313
Furniture, fixtures, equipment	2 - 8	392,000	69,000	138,000
Software development costs	3	59,000	15,000	30,000
Assets under finance leases	7 - 10	43,000	2,500	5,000
Alterations to leased and owned buildings	11	416,000	17,000	34,000
Total property and equipment acquired		979,000	104,157	208,313
Less: Historical depreciation expense			(102,346)	(197,280)
Pro forma adjustment for incremental depreciation expense			$1,811	$11,033

(4B)	Reflects adjustment to amortization expense, on a straight-line basis based on the preliminary fair value of Intangible assets, net and the related useful life.

(In thousands)	Useful Life	Fair Value	Amortization expense for the twenty-six weeks ended August 2, 2025	Amortization expense for the year ended February 1, 2025
Trademarks & tradenames	n/a	$650,000	-	-
Total identifiable intangible assets		650,000	-	-
Less: Historical Amortization expense			-	5,000
Pro forma adjustment for incremental amortization expense			$-	$(5,000)

(4C)
Reflects estimated non-recurring transaction-related expenses of $62.3 million incurred by DICK’S Sporting Goods, including legal, accounting and regulatory fees directly associated with the Merger. Out of these expenses, $59.0 million are charged under Merger and integration costs and $3.4 million pertaining to structuring & upfront fee on bridge loan commitments are charged as Interest expense. These non-recurring expenses are not anticipated to affect the Unaudited Pro Forma Condensed Combined Statement of Operations beyond twelve months after the closing date.

(4D)
Represents the adjustment to record the elimination of Foot Locker’s historical stock-based compensation expense and recognition of new stock-based compensation expense for the post-combination portion of the Foot Locker RSU Awards and Foot Locker PSU Awards that are expected to be replaced by DICK’S Sporting Goods RSUs, respectively, at the closing of the Merger.

(In thousands)	For the twenty-six weeks ended August 2, 2025	For the Year Ended February 1, 2025
Post-combination stock-based compensation expense	$6,560	$14,932
Less: Historical stock-based compensation expense	(6,371)	(10,969)
Pro forma adjustment	$189	$3,963

(4E)
Represents the adjustment to DICK’S Sporting Goods selling, general and administrative expenses to record a one-time post-combination expense related to paid severance costs of $65.9 million for executives of Foot Locker, including cash severance and the acceleration of unvested Foot Locker RSU Awards and Foot Locker PSU Awards held by executives.

(4F)	The adjustment represents $6.7 million of additional cash retention bonus to certain employees of Foot Locker that remain employed six months after the closing of the Merger.

(4G)
Reflects the adjustment to record amortization of exchange fee of $0.2 million and $0.5 million out of the total of $2.0 million, incurred on the same for the twenty-six weeks ended August 2, 2025, and for the year ended February 1, 2025, respectively.

(4H)
Reflects the adjustment to record interest expense for accretion of the preliminary fair value of the Foot Locker Notes assumed and not extinguished as of the closing of the Merger.  In addition, this also reflects the reversal of historical amortization of transaction fees related to both the Foot Locker Notes and Foot Locker’s revolving credit facility, recorded in the income statement of Foot Locker for the twenty-six weeks ended August 2, 2025, and for the year ended February 1, 2025, respectively.

(4I)
Reflects estimated income tax impact of $4.1 million and $(8.8) million related to the Transaction Accounting Adjustments for the twenty-six weeks ended August 2, 2025, and for the year ended February 1, 2025, respectively. Tax-related adjustments are based upon an estimated statutory tax rate of 26%. The estimated blended statutory tax rate used for the unaudited pro forma condensed combined financial information will likely vary from the actual effective tax rates in periods as of and subsequent to the completion of the Merger.

(4J)
Represents an adjustment of $19.7 million and $39.5 million to reverse amortization expense for unfavorable contractual lease term when compared to market for the twenty-six weeks ended August 2, 2025, and for the year ended February 1, 2025, respectively. The fair value of leases is subject to change as DICK’S Sporting Goods finalizes various estimates, inputs and analyses.

(4K)
Represents the recognition of one-time gain associated with DICK’S Sporting Goods investment in Foot Locker reflected in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year end February 1, 2025.

Note 5. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted earnings per share for the year ended February 1, 2025, and twenty-six weeks ended August 2, 2025.

(in thousands, except per share data)
Numerator (basic and diluted):	For the year ended February 1, 2025	For the twenty-six weeks ended August 2, 2025
Pro forma net income attributable to common shares	$1,083,476	$256,315
Denominator:
Weighted-average number of common shares outstanding - basic	90,050	88,826
Weighted-average number of common shares outstanding - diluted	92,652	91,017
Pro forma earnings per share:
Basic	$12.03	$2.89
Diluted	$11.69	$2.82

(in thousands)	For the year ended February 1, 2025	For the twenty-six weeks ended August 2, 2025
Denominator for Basic
Historical weighted-average number of common shares outstanding	80,468	79,244
Shares of DICK’S Sporting Goods common stock issued as consideration transferred	9,582	9,582
Total weighted average common shares outstanding (basic)	90,050	88,826

Denominator for Diluted
Historical weighted-average number of common shares outstanding	82,929	81,259
Shares of DICK’S Sporting Goods common stock issued as consideration transferred	9,582	9,582
Replacement of Foot Locker's employee PSU and RSU awards	141	176
Total weighted average common shares outstanding (diluted)	92,652	91,017